MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Interim Financial Statements
As of September 30, 2006
and
For Each of the Nine Months Ended September 30, 2006 and 2005

MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Interim Condensed Balance Sheets
September 30, 2006 (Unaudited) and December 31, 2005
(In millions, except share and per share data)

	September 30,	December 31,
	2006	2005

ASSETS
Investments:
Fixed maturities available-for-sale, at fair value (amortized cost: $4,371 and $4,377, respectively)	$4,385	$4,419
Mortgage loans on real estate	459	449
Policy loans	37	35
Other limited partnership interests	11	4
Short-term investments	217	283
Other invested assets	18	28

Total investments	5,127	5,218
Cash and cash equivalents	49	50
Accrued investment income	56	53
Premiums and other receivables	1,808	1,709
Deferred policy acquisition costs	1,456	1,206
Current income tax recoverable	46	47
Other assets	567	287
Separate account assets	16,853	13,286

Total assets	$25,962	$21,856

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Future policy benefits	$225	$267
Policyholder account balances	4,937	4,854
Other policyholder funds	1,112	1,006
Long-term debt	435	435
Deferred income tax liabilities	207	158
Payables for collateral under securities loaned and other transactions	984	987
Other liabilities	212	169
Separate account liabilities	16,853	13,286

Total liabilities	24,965	21,162

Stockholder’s Equity:
Preferred stock, par value $1.00 per share; 200,000 shares authorized, issued and outstanding	—	—
Common stock, par value $200.00 per share; 15,000 shares authorized; 11,000 shares issued and outstanding	2	2
Additional paid-in capital	560	398
Retained earnings	440	338
Accumulated other comprehensive income (loss)	(5)	(44)

Total stockholder’s equity	997	694

Total liabilities and stockholder’s equity	$25,962	$21,856

See accompanying notes to interim condensed financial statements.

MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Interim Condensed Statements of Income
For the Nine Months Ended September 30, 2006 and 2005 (Unaudited)
(In millions)

	Nine Months Ended
	September 30,
	2006	2005

REVENUES
Premiums	$52	$49
Universal life and investment-type product policy fees	344	307
Net investment income	183	163
Other revenues	74	54
Net investment gains (losses)	(30)	3

Total revenues	623	576

EXPENSES
Policyholder benefits and claims	56	36
Interest credited to policyholder account balances	175	159
Other expenses	255	206

Total expenses	486	401

Income before provision for income tax	137	175
Provision for income tax	35	49

Net income	$102	$126

See accompanying notes to interim condensed financial statements.

MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Interim Condensed Statement of Stockholder’s Equity
For the Nine Months Ended September 30, 2006 (Unaudited)
(In millions)

					Accumulated
			Additional		Other
	Preferred	Common	Paid-in	Retained	Comprehensive
	Stock	Stock	Capital	Earnings	Income (Loss)	Total

Balance at January 1, 2006	$—	$2	$398	$338	$(44)	$694
Capital contribution from MetLife, Inc.			162			162
Comprehensive income (loss):
Net income				102		102
Other comprehensive income (loss):
Unrealized investment gains (losses), net of related offsets and income tax					39	39

Other comprehensive income (loss)						39

Comprehensive income (loss)						141

Balance at September 30, 2006	$—	$2	$560	$440	$(5)	$997

See accompanying notes to interim condensed financial statements.

MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Interim Condensed Statements of Cash Flows
For the Nine Months Ended September 30, 2006 and 2005 (Unaudited)
(In millions)

	Nine Months Ended
	September 30,
	2006	2005

Net cash used in operating activities	$(63)	$(443)

Cash flows from investing activities
Sales, maturities and repayments of:
Fixed maturities	1,451	972
Mortgage loans on real estate	61	14
Purchases of:
Fixed maturities	(1,447)	(1,484)
Mortgage loans on real estate	(72)	—
Other limited partnership interests	(7)	—
Net change in short-term investments	66	(3)
Net change in other invested assets	(2)	(23)

Net cash provided by (used in) investing activities	50	(524)

Cash flows from financing activities
Policyholder account balances:
Deposits	4,572	2,799
Withdrawals	(4,557)	(2,417)
Net change in payables for collateral under securities loaned and other transactions	(3)	160
Long-term debt issued	—	400

Net cash provided by financing activities	12	942

Change in cash and cash equivalents	(1)	(25)
Cash and cash equivalents, beginning of period	50	144

Cash and cash equivalents, end of period	$49	$119

Supplemental disclosures of cash flow information:
Net cash paid during the period for:
Interest	$23	$10

Income tax	$8	$—

Non-cash transactions during the period:
Contribution of other intangible assets, net of deferred income tax	$162	$—

See Note 4

See accompanying notes to interim condensed financial statements.

MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Notes to Interim Condensed Financial Statements (Unaudited)

1.	Summary of Accounting Policies

Business

MetLife Investors USA Insurance Company (the “Company”), a Delaware domiciled life insurance company, is a wholly-owned subsidiary of MetLife Investors Group, Inc. (“MLIG”). MLIG is a wholly-owned subsidiary of MetLife, Inc. (“MetLife” or the “Holding Company”). The Company markets, administers and insures a broad range of term life and universal life insurance policies and variable and fixed annuity contracts.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the unaudited interim condensed financial statements. The most critical estimates include those used in determining: (i) investment impairments; (ii) the fair value of investments in the absence of quoted market values; (iii) the fair value of and accounting for derivatives; (iv) the capitalization and amortization of deferred policy acquisition costs (“DAC”); (v) the liability for future policyholder benefits; (vi) accounting for reinsurance transactions; and (vii) the liability for litigation and regulatory matters. In applying these policies, management makes subjective and complex judgments that frequently require estimates about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to the Company’s businesses and operations. Actual results could differ from these estimates.

The Company uses the equity method of accounting for other limited partnership interests in which it has more than a minor equity interest or more than minor influence over the partnership’s operations, but does not have a controlling interest and is not the primary beneficiary. The Company uses the cost method of accounting for other limited partnership interests in which it has a minor equity investment and virtually no influence over the partnership’s operations.

The accompanying unaudited interim condensed financial statements reflect all adjustments (including normal recurring adjustments) necessary to present fairly the financial position of the Company at September 30, 2006, its results of operations and its cash flows for the nine months ended September 30, 2006 and 2005 and its statement of stockholder’s equity for the nine months ended September 30, 2006, in conformity with GAAP. Interim results are not necessarily indicative of full year performance. The December 31, 2005 condensed balance sheet data was derived from audited financial statements included in the Company’s 2005 Financial Statements (“2005 Financial Statements”), which includes all disclosures required by GAAP. Therefore, these unaudited interim condensed financial statements should be read in conjunction with the financial statements of the Company included in the 2005 Financial Statements.

Capitalized Software

Computer software, which is included in other assets, is stated at cost, less accumulated amortization. Purchased software cost, as well as internal and external costs incurred to develop internal-use computer software during the application development stage, are capitalized. Such costs are amortized generally over a four-year period using the straight-line method. The cost basis of computer software and accumulated amortization of capitalized software was $27 million and $2 million, respectively, at September 30, 2006. There was no cost basis or related accumulated amortization at December 31, 2005. Related amortization expense was $2 million for the nine months ended September 30, 2006. There was no amortization expense for the nine months ended September 30, 2005.

Federal Income Tax

Federal income tax for interim periods have been computed using an actual effective income tax rate.

MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Notes to Interim Condensed Financial Statements (Unaudited) — (Continued)

Adoption of New Accounting Pronouncements

The Company has adopted guidance relating to derivative financial instruments as follows:

•	Effective January 1, 2006, the Company adopted prospectively Statement of Financial Accounting Standards (“SFAS”) No. 155, Accounting for Certain Hybrid Instruments (“SFAS 155”). SFAS 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging (“SFAS 133”) and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole, eliminating the need to bifurcate the derivative from its host, if the holder elects to account for the whole instrument on a fair value basis. In addition, among other changes, SFAS 155 (i) clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133; (ii) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; (iii) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and (iv) eliminates the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial interest. The adoption of SFAS 155 did not have a material impact on the Company’s unaudited interim condensed financial statements.

•	Effective January 1, 2006, the Company adopted prospectively SFAS 133 Implementation Issue No. B38, Embedded Derivatives: Evaluation of Net Settlement with Respect to the Settlement of a Debt Instrument through Exercise of an Embedded Put Option or Call Option (“Issue B38”) and SFAS 133 Implementation Issue No. B39, Embedded Derivatives: Application of Paragraph 13(b) to Call Options That Are Exercisable Only by the Debtor (“Issue B39”). Issue B38 clarifies that the potential settlement of a debtor’s obligation to a creditor occurring upon exercise of a put or call option meets the net settlement criteria of SFAS 133. Issue B39 clarifies that an embedded call option, in which the underlying is an interest rate or interest rate index, that can accelerate the settlement of a debt host financial instrument should not be bifurcated and fair valued if the right to accelerate the settlement can be exercised only by the debtor (issuer/borrower) and the investor will recover substantially all of its initial net investment. The adoption of Issues B38 and B39 did not have a material impact on the Company’s unaudited interim condensed financial statements.

Effective January 1, 2006, the Company adopted SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3 (“SFAS 154”). SFAS 154 requires retrospective application to prior periods’ financial statements for a voluntary change in accounting principle unless it is deemed impracticable. It also requires that a change in the method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate rather than a change in accounting principle. The adoption of SFAS 154 did not have a material impact on the Company’s unaudited interim condensed financial statements.

In June 2005, the Emerging Issues Task Force (“EITF”) reached consensus on Issue No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights (“EITF 04-5”). EITF 04-5 provides a framework for determining whether a general partner controls and should consolidate a limited partnership or a similar entity in light of certain rights held by the limited partners. The consensus also provides additional guidance on substantive rights. EITF 04-5 was effective after June 29, 2005 for all newly formed partnerships and for any pre-existing limited partnerships that modified their partnership agreements after that date. For all other limited partnerships, EITF 04-5 required adoption by January 1, 2006 through a cumulative effect of a change in accounting principle recorded in opening equity or applied retrospectively by adjusting prior period financial statements. The adoption of the provisions of EITF 04-5 did not have a material impact on the Company’s unaudited interim condensed financial statements.

Effective July 1, 2005, the Company adopted SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29 (“SFAS 153”). SFAS 153 amended prior guidance to eliminate the

MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Notes to Interim Condensed Financial Statements (Unaudited) — (Continued)

exception for nonmonetary exchanges of similar productive assets and replaced it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS 153 were required to be applied prospectively for fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 did not have a material impact on the Company’s unaudited interim condensed financial statements.

In June 2005, the Financial Accounting Standards Board (“FASB”) completed its review of EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments (“EITF 03-1”). EITF 03-1 provides accounting guidance regarding the determination of when an impairment of debt and marketable equity securities and investments accounted for under the cost method should be considered other-than-temporary and recognized in income. EITF 03-1 also requires certain quantitative and qualitative disclosures for debt and marketable equity securities classified as available-for-sale or held-to-maturity under SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, that are impaired at the balance sheet date but for which an other-than-temporary impairment has not been recognized. The FASB decided not to provide additional guidance on the meaning of other-than-temporary impairment but has issued FASB Staff Position (“FSP”) FAS 115-1 and FAS 124-1, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments (“FSP 115-1”), which nullifies the accounting guidance on the determination of whether an investment is other-than-temporarily impaired as set forth in EITF 03-1. As required by FSP 115-1, the Company adopted this guidance on a prospective basis, which had no material impact on the Company’s unaudited interim condensed financial statements, and has provided the required disclosures.

Future Adoption of New Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in GAAP and requires enhanced disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements. The pronouncement is effective for fiscal years beginning after November 15, 2007. The guidance in SFAS 157 will be applied prospectively with the exception of: (i) block discounts of financial instruments; (ii) certain financial and hybrid instruments measured at initial recognition under SFAS 133; which are to be applied retrospectively as of the beginning of initial adoption (a limited form of retrospective application). The Company is currently evaluating the impact of SFAS 157 and does not expect that the pronouncement will have a material impact on the Company’s financial statements.

In June 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income tax recognized in a company’s financial statements. FIN 48 requires companies to determine whether it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. It also provides guidance on the recognition, measurement and classification of income tax uncertainties, along with any related interest and penalties. Previously recorded income tax benefits that no longer meet this standard are required to be charged to earnings in the period that such determination is made. FIN 48 will also require significant additional disclosures. FIN 48 is effective for fiscal years beginning after December 15, 2006. Based upon the Company’s evaluation work completed to date, the Company does not expect adoption to have a material impact on the Company’s financial statements.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets — an amendment of FASB Statement No. 140 (“SFAS 156”). Among other requirements, SFAS 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations. SFAS 156 will be applied prospectively and

MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Notes to Interim Condensed Financial Statements (Unaudited) — (Continued)

is effective for fiscal years beginning after September 15, 2006. SFAS 156 is not expected to have a material impact on the Company’s financial statements.

In September 2005, the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position (“SOP”) 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection with Modifications or Exchanges of Insurance Contracts (“SOP 05-1”). SOP 05-1 provides guidance on accounting by insurance enterprises for DAC on internal replacements of insurance and investment contracts other than those specifically described in SFAS No. 97, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments. SOP 05-1 defines an internal replacement as a modification in product benefits, features, rights, or coverages that occurs by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. Under SOP 05-1, modifications that result in a substantially unchanged contract will be accounted for as a continuation of the replaced contract. A replacement contract that is substantially changed will be accounted for as an extinguishment of the replaced contract resulting in a release of unamortized DAC, unearned revenue and deferred sales inducements associated with the replaced contract. The SOP will be adopted in fiscal years beginning after December 15, 2006. The guidance in SOP 05-1 will be applied to internal replacements after the date of adoption. The cumulative effect relating to unamortized DAC, unearned revenue liabilities, and deferred sales inducements that result from the impact on estimated gross profits or margins will be reported as an adjustment to opening retained earnings as of the date of adoption. Based upon the issued standard, the Company did not expect that the adoption of SOP 05-1 would have a material impact on the Company’s financial statements; however, an expert panel has been formed by the AICPA to evaluate certain implementation issues. The Company is actively monitoring the expert panel discussions. Conclusions reached by the expert panel, or revisions or clarifications to SOP 05-1 issued by the AICPA or FASB could significantly affect the Company’s impact assessment.

2.	Investments

Fixed Maturities Available-for-Sale

The following tables set forth the amortized cost, gross unrealized gain and loss, and estimated fair value of the Company’s fixed maturities and the percentage of the total fixed maturities holdings that each sector represents at:

	September 30, 2006
	Amortized	Gross Unrealized		Estimated	%of
	Cost	Gain	Loss	Fair Value	Total
	(In millions)

U.S. corporate securities	$1,782	$31	$28	$1,785	40.7%
Residential mortgage-backed securities	1,039	7	7	1,039	23.7
Foreign corporate securities	435	15	5	445	10.1
U.S. Treasury/agency securities	294	2	3	293	6.7
Commercial mortgage-backed securities	473	2	6	469	10.7
Asset-backed securities	277	1	1	277	6.3
Foreign government securities	68	6	—	74	1.7
State and political subdivision securities	3	—	—	3	0.1

Total fixed maturities	$4,371	$64	$50	$4,385	100.0%

MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Notes to Interim Condensed Financial Statements (Unaudited) — (Continued)

	December 31, 2005
	Amortized	Gross Unrealized		Estimated	%of
	Cost	Gain	Loss	Fair Value	Total
	(In millions)

U.S. corporate securities	$1,585	$48	$20	$1,613	36.5%
Residential mortgage-backed securities	1,094	3	10	1,087	24.6
Foreign corporate securities	410	20	4	426	9.6
U.S. Treasury/agency securities	295	4	—	299	6.8
Commercial mortgage-backed securities	612	2	7	607	13.7
Asset-backed securities	305	1	2	304	6.9
Foreign government securities	75	8	1	82	1.9
State and political subdivision securities	1	—	—	1	—

Total fixed maturities	$4,377	$86	$44	$4,419	100.0%

Unrealized Loss for Fixed Maturities Available-for-Sale

The following tables show the estimated fair value and gross unrealized loss of the Company’s fixed maturities (aggregated by sector) in an unrealized loss position, aggregated by length of time that the securities have been in a continuous unrealized loss position at September 30, 2006 and December 31, 2005:

	September 30, 2006
			Equal to or Greater than
	Less than 12 Months		12 Months		Total
		Gross		Gross		Gross
	Estimated	Unrealized	Estimated	Unrealized	Estimated	Unrealized
	Fair Value	Loss	Fair Value	Loss	Fair Value	Loss
	(In millions, except number of securities)

U.S. corporate securities	$855	$19	$170	$9	$1,025	$28
Residential mortgage-backed securities	363	4	199	3	562	7
Foreign corporate securities	153	3	50	2	203	5
U.S. Treasury/agency securities	202	3	8	—	210	3
Commercial mortgage-backed securities	317	5	34	1	351	6
Asset-backed securities	73	1	36	—	109	1
Foreign government securities	13	—	—	—	13	—

Total fixed maturities	$1,976	$35	$497	$15	$2,473	$50

Total number of securities in an unrealized loss position	340		133		473

MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Notes to Interim Condensed Financial Statements (Unaudited) — (Continued)

	December 31, 2005
			Equal to or Greater than
	Less than 12 Months		12 Months		Total
		Gross		Gross		Gross
	Estimated	Unrealized	Estimated	Unrealized	Estimated	Unrealized
	Fair Value	Loss	Fair Value	Loss	Fair Value	Loss
	(In millions, except number of securities)

U.S. corporate securities	$779	$18	$40	$2	$819	$20
Residential mortgage-backed securities	652	8	61	2	713	10
Foreign corporate securities	125	3	23	1	148	4
U.S. Treasury/agency securities	23	—	—	—	23	—
Commercial mortgage-backed securities	386	7	5	—	391	7
Asset-backed securities	149	2	11	—	160	2
Foreign government securities	8	1	2	—	10	1
State and political subdivision securities	1	—	—	—	1	—

Total fixed maturities	$2,123	$39	$142	$5	$2,265	$44

Total number of securities in an unrealized loss position	350		47		397

Aging of Gross Unrealized Loss for Fixed Maturities Available-for-Sale

The following tables present the amortized cost, gross unrealized loss and number of securities for fixed maturities at September 30, 2006 and December 31, 2005, where the estimated fair value had declined and remained below amortized cost by less than 20%, or 20% or more for:

	September 30, 2006
	Amortized Cost		Gross Unrealized Loss		Number of Securities
	Less Than	20% or	Less Than	20% or	Less Than	20% or
	20%	More	20%	More	20%	More
	(In millions, except number of securities)

Less than six months	$301	$—	$3	$—	82	—
Six months or greater but less than nine months	820	—	10	—	113	—
Nine months or greater but less than twelve months	890	—	22	—	145	—
Twelve months or greater	512	—	15	—	133	—

Total	$2,523	$—	$50	$—	473	—

MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Notes to Interim Condensed Financial Statements (Unaudited) — (Continued)

	December 31, 2005
	Amortized Cost		Gross Unrealized Loss		Number of Securities
	Less Than	20% or	Less Than	20% or	Less Than	20% or
	20%	More	20%	More	20%	More
	(In millions, except number of securities)

Less than six months	$1,830	$12	$30	$4	297	2
Six months or greater but less than nine months	204	—	2	—	16	—
Nine months or greater but less than twelve months	116	—	3	—	35	—
Twelve months or greater	147	—	5	—	47	—

Total	$2,297	$12	$40	$4	395	2

As of September 30, 2006, $50 million of unrealized losses related to securities with an unrealized loss position of less than 20% of amortized cost, which represented 2% of the amortized cost of such securities. As of December 31, 2005, $40 million of unrealized losses related to securities with an unrealized loss position of less than 20% of amortized cost, which represented 2% of the amortized cost of such securities.

As of September 30, 2006, there were no securities with an unrealized loss position of 20% or more of amortized cost. As of December 31, 2005, $4 million of unrealized losses related to securities with an unrealized loss position of 20% or more of amortized cost, which represented 33% of the amortized cost of such securities. However, such unrealized losses relate to securities that were in an unrealized loss position for a period of less than six months.

The Company held no fixed maturities with an individual gross unrealized loss at September 30, 2006 of greater than $10 million.

As of September 30, 2006 and December 31, 2005, the Company had $50 million and $44 million, respectively, of gross unrealized loss related to its fixed maturities. These securities are concentrated, calculated as a percentage of gross unrealized loss, as follows:

	September 30,	December 31,
	2006	2005

Sector:
U.S. corporates	56%	45%
Residential mortgage-backed	14	23
Foreign corporates	10	9
U.S. Treasury/agency securities	6	—
Commercial mortgage-backed	12	16
Other	2	7

Total	100%	100%

MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Notes to Interim Condensed Financial Statements (Unaudited) — (Continued)

	September 30,	December 31,
	2006	2005

Industry:
Mortgage-backed	26%	39%
Industrial	36	27
Utility	13	8
Consumer	4	6
Finance	11	5
Government	6	2
Other	4	13

Total	100%	100%

The increase in the unrealized losses during the nine months ended September 30, 2006 was principally driven by an increase in interest rates as compared to December 31, 2005.

The Company performs a regular evaluation, on a security-by-security basis, of its investment holdings in accordance with its impairment policy in order to evaluate whether such securities are other-than-temporarily impaired. One of the criteria which the Company considers in its other-than-temporary impairment analysis is its intent and ability to hold securities for a period of time sufficient to allow for the recovery of their value to an amount equal to or greater than amortized cost. The Company’s intent and ability to hold securities considers broad portfolio management objectives such as asset/liability duration management, issuer and industry segment exposures, interest rate views and the overall total return focus. In following these portfolio management objectives, changes in facts and circumstances that were present in past reporting periods may trigger a decision to sell securities that were held in prior reporting periods. Decisions to sell are based on current conditions or the Company’s need to shift the portfolio to maintain its portfolio management objectives including liquidity needs or duration targets on asset/liability managed portfolios. The Company attempts to anticipate these types of changes and if a sale decision has been made on an impaired security and that security is not expected to recover prior to the expected time of sale, the security will be deemed other-than-temporarily impaired in the period that the sale decision was made and an other-than-temporary impairment loss will be recognized.

Based upon the Company’s current evaluation of the securities in accordance with its impairment policy, the cause of the decline being principally attributable to the general rise in rates during the period, and the Company’s current intent and ability to hold the fixed income securities with unrealized losses for a period of time sufficient for them to recover, the Company has concluded that the aforementioned securities are not other-than-temporarily impaired.

MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Notes to Interim Condensed Financial Statements (Unaudited) — (Continued)

Net Investment Income

The components of net investment income were as follows:

	Nine Months Ended
	September 30,
	2006	2005
	(In millions)

Fixed maturities	$184	$154
Mortgage loans on real estate	24	21
Policy loans	2	3
Cash, cash equivalents and short-term investments	10	6

Total	220	184
Less: Investment expenses	37	21

Net investment income	$183	$163

Net Investment Gains (Losses)

Net investment gains (losses) were as follows:

	Nine Months Ended
	September 30,
	2006	2005
	(In millions)

Fixed maturities	$(21)	$(4)
Mortgage loans on real estate	1	(1)
Derivatives	(10)	8

Net investment gains (losses)	$(30)	$3

The Company periodically disposes of fixed maturities at a loss. Generally, such losses are insignificant in amount or in relation to the cost basis of the investment, are attributable to declines in fair value occurring in the period of the disposition or are as a result of management’s decision to sell securities based on current conditions or the Company’s need to shift the portfolio to maintain its portfolio management objectives. There were no losses from fixed maturities deemed other-than-temporarily impaired, and included within net investment gains (losses), for the nine months ended September 30, 2006 and 2005, respectively.

MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Notes to Interim Condensed Financial Statements (Unaudited) — (Continued)

3.	Derivative Financial Instruments

Types of Derivative Financial Instruments

The following table provides a summary of the notional amounts and current market or fair value of derivative financial instruments held at:

	September 30, 2006			December 31, 2005
		Current Market			Current Market
	Notional	or Fair Value		Notional	or Fair Value
	Amount	Assets	Liabilities	Amount	Assets	Liabilities
	(In millions)

Interest rate swaps	$83	$—	$5	$83	$—	$3
Interest rate floors	2,000	17	—	2,000	26	—
Interest rate caps	1,000	1	—	1,000	2	—
Financial futures	—	—	—	147	—	1
Foreign currency swaps	23	—	2	26	—	4
Credit default swaps	30	—	—	30	—	—

Total	$3,136	$18	$7	$3,286	$28	$8

The above table does not include the notional amounts for equity variance swaps. At September 30, 2006 and December 31, 2005, the Company owned 2,000 equity variance swap contracts, respectively. The market values for these equity variance swaps were insignificant and were not included in the preceding table.

This information should be read in conjunction with Note 3 of Notes to Financial Statements included in the 2005 Financial Statements.

Hedging

The table below provides a summary of the notional amounts and fair value of derivatives by type of hedge designation at:

	September 30, 2006			December 31, 2005
	Notional	Fair Value		Notional	Fair Value
	Amount	Assets	Liabilities	Amount	Assets	Liabilities
	(In millions)

Fair value	$—	$—	$—	$5	$—	$—
Cash flow	9	—	—	12	—	4
Non-qualifying	3,127	18	7	3,269	28	4

Total	$3,136	$18	$7	$3,286	$28	$8

The Company recognized insignificant net investment income (expenses) from qualifying hedge settlement payments for the nine months ended September 30, 2006 and 2005.

The Company recognized ($1) million of net investment gains (losses) from non-qualifying hedge settlement payments for the nine months ended September 30, 2006. The Company recognized insignificant net investment gains (losses) from non-qualifying hedge settlement payments for the nine months ended September 30, 2005.

MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Notes to Interim Condensed Financial Statements (Unaudited) — (Continued)

Fair Value Hedges

The Company designates and accounts for the following as fair value hedges when they have met the requirements of SFAS 133: (i) interest rate swaps to convert fixed rate investments to floating rate investments; (ii) foreign currency swaps to hedge the foreign currency fair value exposure of foreign currency denominated investments and liabilities; and (iii) interest rate futures to hedge against changes in value of fixed rate securities.

The Company recognized no net investment gains (losses) for the nine months ended September 30, 2006. The Company recognized net investment gains (losses) of $1 million for the nine months ended September 30, 2005, which represented the ineffective portion of all fair value hedges. All components of each derivative’s gain or loss were included in the assessment of hedge ineffectiveness. There were no instances in which the Company discontinued fair value hedge accounting due to a hedged firm commitment no longer qualifying as a fair value hedge.

Cash Flow Hedges

The Company designates and accounts as cash flow hedges its foreign currency swaps used to hedge the foreign currency cash flow exposure of foreign currency denominated investments and liabilities, when they have met the requirements of SFAS 133.

For the nine months ended September 30, 2006 and 2005, the Company recognized no net investment gains (losses) as the ineffective portion of all cash flow hedges. All components of each derivative’s gain or loss were included in the assessment of hedge ineffectiveness. There were no instances in which the Company discontinued cash flow hedge accounting because the forecasted transactions did not occur on the anticipated date or in the additional time period permitted by SFAS 133. There were no hedged forecasted transactions, other than the receipt or payment of variable interest payments.

Presented below is a rollforward of the components of other comprehensive income (loss), before income tax, related to cash flow hedges:

	Nine Months Ended	Year Ended	Nine Months Ended
	September 30,	December 31,	September 30,
	2006	2005	2005
	(In millions)

Other comprehensive income (loss) balance at the beginning of the period	$(3)	$(4)	$(4)
Gains (losses) deferred in other comprehensive income (loss) on the effective portion of cash flow hedges	—	1	—

Other comprehensive income (loss) balance at the end of the period	$(3)	$(3)	$(4)

Non-qualifying Derivatives and Derivatives for Purposes Other Than Hedging

The Company enters into the following derivatives that do not qualify for hedge accounting under SFAS 133 or for purposes other than hedging: (i) interest rate swaps, purchased caps and floors, and interest rate futures to economically hedge its exposure to interest rate volatility; (ii) foreign currency swaps to economically hedge its exposure to adverse movements in exchange rates; (iii) credit default swaps to minimize its exposure to adverse movements in credit; (iv) credit default swaps to diversify credit risk exposure to certain portfolios; and (v) equity variance swaps to economically hedge liabilities embedded in certain variable annuity products.

For the nine months ended September 30, 2006 and 2005, the Company recognized as net investment gains (losses) changes in fair value of ($12) million and $9 million, respectively, related to derivatives that do not qualify for hedge accounting.

MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Notes to Interim Condensed Financial Statements (Unaudited) — (Continued)

Credit Risk

The Company may be exposed to credit-related losses in the event of nonperformance by counterparties to derivative financial instruments. Generally, the current credit exposure of the Company’s derivative contracts is limited to the fair value at the reporting date. The credit exposure of the Company’s derivative transactions is represented by the fair value of contracts with a net positive fair value at the reporting date.

The Company manages its credit risk related to over-the-counter derivatives by entering into transactions with creditworthy counterparties, maintaining collateral arrangements and through the use of master agreements that provide for a single net payment to be made by one counterparty to another at each due date and upon termination. Because exchange traded futures are effected through regulated exchanges, and positions are marked to market on a daily basis, the Company has minimal exposure to credit-related losses in the event of nonperformance by counterparties to such derivative instruments.

The Company enters into various collateral arrangements, which require both the pledging and accepting of collateral in connection with its derivative instruments. As of September 30, 2006 and December 31, 2005, the Company was obligated to return cash collateral under its control of $9 million and $17 million, respectively, but held no non-cash collateral. This unrestricted cash collateral is included in cash and cash equivalents and the obligation to return it is included in payables for collateral under securities loaned and other transactions in the balance sheets.

As of September 30, 2006 and December 31, 2005, the Company had not pledged any collateral related to derivative instruments.

4.	Other Intangible Assets

On July 1, 2005, MetLife completed the acquisition of The Travelers Insurance Company, excluding certain assets, most significantly, Primerica, from Citigroup Inc. (“Citigroup”), and substantially all of Citigroup’s international insurance business (collectively, “Travelers”).

On September 30, 2006, the Company received a capital contribution from MetLife of $162 million in the form of intangible assets related to the value of distribution agreements (“VODA”) of $167 million, net of deferred income tax of $5 million, for which the Company receives the benefit. The VODA originated through MetLife’s acquisition of Travelers and are reported within other assets in the balance sheet.

The value of the other identifiable intangibles as discussed above reflects the estimated fair value of the Citigroup/Travelers distribution agreement acquired at July 1, 2005 and will be amortized in relation to the expected economic benefits of the agreement. The weighted average amortization period of the other intangible assets is 16 years. If actual experience under the distribution agreements differs from expectations, the amortization of these intangibles will be adjusted to reflect actual experience.

The use of discount rates was necessary to establish the fair value of the other identifiable intangible assets. In selecting the appropriate discount rates, management considered its weighted average cost of capital as well as the weighted average cost of capital required by market participants. A discount rate of 11.5% was used to value these intangible assets.

MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Notes to Interim Condensed Financial Statements (Unaudited) — (Continued)

The estimated future amortization expense allocated to other expense for the next five years for VODA is $1 million in 2006, $2 million in 2007, $4 million in 2008, $5 million in 2009 and $7 million in 2010.

5.	Contingencies, Commitments and Guarantees

Contingencies

Litigation

Regulatory bodies have contacted the Company and have requested information relating to market timing and late trading of mutual funds and variable insurance products and, generally, the marketing of products. The Company believes that many of these inquiries are similar to those made to many financial services companies as part of industry-wide investigations by various regulatory agencies. The Company is fully cooperating with regard to these information requests and investigations. It is possible that additional requests for information and/or investigations may be commenced. The Company at the present time is not aware of any systemic problems with respect to such matters that may have a material adverse effect on the Company’s financial position.

The Holding Company and/or affiliates has received a number of subpoenas and other requests from the Office of the Attorney General of the State of New York seeking, among other things, information regarding and relating to compensation agreements between insurance brokers and the Holding Company and/or affiliates, whether the Holding Company and/or affiliates has provided or is aware of the provision of “fictitious” or “inflated” quotes, and information regarding tying arrangements with respect to reinsurance. Based upon an internal review, the Attorney General for the State of New York was advised that the Holding Company and/or affiliates was not aware of any instance in which the Holding Company and/or affiliates had provided a “fictitious” or “inflated” quote. The Holding Company and/or affiliates also has received subpoenas, including sets of interrogatories, from the Office of the Attorney General of the State of Connecticut seeking information and documents including contingent commission payments to brokers and the Holding Company and/or affiliates’ awareness of any “sham” bids for business. The Holding Company and/or affiliates also has received a Civil Investigative Demand from the Office of the Attorney General for the State of Massachusetts seeking information and documents concerning bids and quotes that were submitted to potential customers in Massachusetts, the identity of agents, brokers, and producers to whom were submitted such bids or quotes, and communications with a certain broker. The Holding Company and/or affiliates has received two subpoenas from the District Attorney of the County of San Diego, California. The subpoenas seek numerous documents including incentive agreements entered into with brokers. The Florida Department of Financial Services and the Florida Office of Insurance Regulation also have served subpoenas on the Holding Company and/or affiliates asking for answers to interrogatories and document requests concerning topics that include compensation paid to intermediaries. The Office of the Attorney General for the State of Florida has also served a subpoena on the Holding Company and/or affiliates seeking, among other things, copies of materials produced in response to the subpoenas discussed above. The Holding Company and/or affiliates has received a subpoena from the Office of the U.S. Attorney for the Southern District of California asking for documents regarding the insurance broker, Universal Life Resources. The Insurance Commissioner of Oklahoma has served a subpoena, including a set of interrogatories, on the Holding Company and/or affiliates seeking, among other things, documents and information concerning the compensation of insurance producers for insurance covering Oklahoma

MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Notes to Interim Condensed Financial Statements (Unaudited) — (Continued)

entities and persons. On or about May 16, 2006, the Oklahoma Insurance Department apprised Metropolitan Life Insurance Company (“Metropolitan Life”) that it had concluded its Limited Market Conduct Examination without issuing a report. The Ohio Department of Insurance has requested documents regarding a broker and certain Ohio public entity groups. The Holding Company and/or affiliates continues to cooperate fully with these inquiries and is responding to the subpoenas and other requests. The Holding Company and/or affiliates are continuing to conduct an internal review of its commission payment practices.

In addition to those discussed above, regulators and others have made a number of inquiries of the insurance industry regarding industry brokerage practices and related matters and other inquiries may begin. It is reasonably possible that the Holding Company and/or affiliates will receive additional subpoenas, interrogatories, requests and lawsuits. The Holding Company and/or affiliates will fully cooperate with all regulatory inquiries.

Various litigation claims and assessments against the Company, in addition to those discussed above and those otherwise provided for in the Company’s financial statements, have arisen in the course of the Company’s business. Further, state insurance regulatory authorities and other federal and state authorities regularly make inquiries and conduct investigations concerning the Company’s compliance with applicable insurance and other laws and regulations.

Summary

It is not feasible to predict or determine the ultimate outcome of all pending investigations and legal proceedings or provide reasonable ranges of potential losses. In some of the matters, very large and/or indeterminate amounts, including punitive and treble damages, may be sought. Although in light of these considerations it is possible that an adverse outcome in certain cases could have a material adverse effect upon the Company’s financial position, based on information currently known by the Company’s management, in its opinion, the outcomes of such pending investigations and legal proceedings are not likely to have such an effect. However, given the large and/or indeterminate amounts that may be sought in certain matters and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company’s net income or cash flows in particular quarterly or annual periods.

Commitments

Commitments to Fund Partnership Investments

The Company makes commitments to fund partnership investments in the normal course of business. There were no unfunded commitments at September 30, 2006 and less than $1 million at December 31, 2005.

Guarantees

In the normal course of its business, the Company has provided certain indemnities, guarantees and commitments to third parties pursuant to which it may be required to make payments now or in the future. In the context of acquisition, disposition, investment and other transactions, the Company has provided indemnities and guarantees, including those related to tax, environmental and other specific liabilities, and other indemnities and guarantees that are triggered by, among other things, breaches of representations, warranties or covenants provided by the Company. In addition, in the normal course of business, the Company provides indemnifications to counterparties in contracts with triggers similar to the foregoing, as well as for certain other liabilities, such as third party lawsuits. These obligations are often subject to time limitations that vary in duration, including contractual limitations and those that arise by operation of law, such as applicable statutes of limitation. In some cases, the maximum potential obligation under the indemnities and guarantees is subject to a contractual limitation, while in other cases such limitations are not specified or applicable. Since certain of these obligations are not subject to limitations, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these guarantees in the future.

MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Notes to Interim Condensed Financial Statements (Unaudited) — (Continued)

In addition, the Company indemnifies its directors and officers as provided in its charters and by-laws. Also, the Company indemnifies its agents for liabilities incurred as a result of their representation of the Company’s interests. Since these indemnities are generally not subject to limitation with respect to duration or amount, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these indemnities in the future.

The Company’s recorded liabilities at both September 30, 2006 and December 31, 2005 for indemnities, guarantees and commitments were insignificant.

6.	Equity

Comprehensive Income (Loss)

The components of comprehensive income (loss) were as follows:

	Nine Months Ended
	September 30,
	2006	2005
	(In millions)

Net income	$102	$126
Other comprehensive income (loss):
Unrealized investment gains (losses), net of related offsets and income tax	39	(86)

Other comprehensive income (loss)	39	(86)

Comprehensive income (loss)	$141	$40

7.	Other Expenses

Other expenses were comprised of the following:

	Nine Months Ended
	September 30,
	2006	2005
	(In millions)

Commissions	$310	$586
Interest on long-term debt	23	17
Amortization of DAC	104	57
Capitalization of DAC	(346)	(548)
Other	164	94

Total other expenses	$255	$206

MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Notes to Interim Condensed Financial Statements (Unaudited) — (Continued)

In 2005, commissions and capitalization of DAC include the impact of an affiliated reinsurance transaction entered into on January 1, 2005. See Note 8.

Expenses and fees paid to affiliated companies for affiliated service agreements, recorded in other expense in the table above, were $94 million and $77 million for the nine months ended September 30, 2006 and 2005, respectively. See Note 8.

8.	Related Party Transactions

The Company entered into a Service Agreement, an Investment Management Agreement and a Principal Underwriters and Selling Agreement with affiliated companies. The affiliated companies include Metropolitan Life, which provides management services, employees, policy administration functions and investment advice necessary to conduct the activities of the Company, MLIG and MetLife Investors Distribution Company (“MetLife Investors Distribution”), which provide distribution services to the Company. Expenses charged to the Company for these distribution services are limited to amounts that effectively equal pricing expense levels. This results in residual expenses reflected in the results of MLIG. Expenses and fees paid to affiliated companies for the Company, recorded in other expenses, were $94 million and $77 million for the nine months ended September 30, 2006 and 2005, respectively.

At September 30, 2006 and December 31, 2005, amounts due to/(from) affiliates of approximately $3 million and ($18) million, respectively, relate primarily to Metropolitan Life, MLIG, Met Investors Advisory, LLC and MetLife Investors Distribution.

Since the Company is a member of a controlled group of affiliate companies, its results may not be indicative of those of a stand-alone entity.

As of September 30, 2006 and December 31, 2005, respectively, the Company held $202 million and $133 million of its total invested assets in the MetLife Money Market Pool and the MetLife Intermediate Income Pool which are affiliated partnerships. These amounts are included in short-term investments on the balance sheet of the Company.

Effective January 1, 2005, the Company entered into a reinsurance agreement to assume an in-force block of business from General American Life Insurance Company (“GALIC”), an affiliate. This agreement covered certain term and universal life policies issued by GALIC on or after January 1, 2000 through December 31, 2004. This agreement also covers certain term and universal life policies issued on or after January 1, 2005. Under this agreement, GALIC transferred $797 million of liabilities and $411 million of assets to the Company related to the policies in-force as of December 31, 2004. The Company also paid and deferred 100% of a ceding commission to GALIC of $386 million, resulting in no gain or loss on the transfer of the in-force business as of January 1, 2005. For the policies issued on or after January 1, 2005, the Company assumed premiums and related fees of $122 million and $143 million and assumed benefits and related costs of $102 million and $119 million for the nine months ended September 30, 2006 and 2005, respectively. Assumed liabilities related to this reinsurance agreement, included in other policyholder funds, were $1,082 million for the period ended September 30, 2006 and $932 million for the year ended December 31, 2005.

Effective January 1, 2005, and December 31, 2005, the Company entered into two reinsurance agreements with Exeter Reassurance Company, Ltd. (“Exeter”), an affiliate. Under these agreements, the Company retroceded 100% of the secondary guarantees on policies that the Company assumed from GALIC. For the nine months ended September 30, 2006 and 2005, the net gain (loss) resulting from the treaties was $3 million and less than ($1) million, respectively.

Effective April 1, 2005, the Company entered into a reinsurance agreement with Mitsui Sumitomo MetLife Insurance Co., Ltd., an affiliate. Under this agreement, the Company assumed 100% of the guaranteed minimum death benefits (“GMDBs”) and living benefit claims associated with variable annuity contracts. The Company retroceded 100% of the GMDBs to Exeter. For the nine months ended September 30, 2006, the net gain on this

MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Notes to Interim Condensed Financial Statements (Unaudited) — (Continued)

business was less than $1 million. There were no gains or losses on this business during the nine months ended September 30, 2005.

In the normal course of business, the Company transfers invested assets, primarily consisting of fixed maturity securities, to and from affiliates. The Company transferred no assets for the nine months ended September 30, 2006. The Company transferred assets with an amortized cost of $78 million and fair market value of $79 million for the year ended December 31, 2005. The realized capital gains (losses) recognized on these transfers were $1 million for the year ended December 31, 2005. The Company purchased assets from affiliates with a fair market value of $711 million for the year ended December 31, 2005.

9.	Subsequent Events

On October 11, 2006, MetLife Insurance Company of Connecticut, a Connecticut corporation, and its subsidiaries (“MICC”), and MLIG, both wholly-owned subsidiaries of MetLife, entered into a Transfer Agreement, pursuant to which MICC acquired all of the outstanding stock of the Company, from MLIG in exchange for shares of MICC’s common stock. In order to effectuate the exchange of shares, MetLife returned to MICC, just prior to the closing of the transaction, 10,000,000 shares of its common stock and retained 30,000,000 shares representing 100% of the then issued and outstanding shares of MICC’s 40,000,000 authorized common stock. MICC issued 4,595,317 new shares to MLIG in exchange for all of the outstanding common stock of the Company. As the transaction was between entities under common control, the transaction will be recorded at the book value of the Company of approximately $1.0 billion and accounted for in a manner similar to a pooling-of-interests. The transaction closed on October 11, 2006 and has effect as if it occurred on October 1, 2006. After the closing of the transaction, 34,595,317 shares of MICC’s common stock are outstanding. MLIG holds 4,595,317 of the shares with the remaining shares held by MetLife.